                                                                     EXHIBIT 8.1
 SULLIVAN & CROMWELL LLP
TELEPHONE: 1-212-558-4000
FACSIMILE: 1-212-558-3588
     WWW.SULLCROM.COM

                                                   125 Broad Street
                                               New York, NY 10004-2498
                                                        ------
                                      LOS ANGELES o PALO ALTO o WASHINGTON, D.C.
                                              FRANKFURT o LONDON o PARIS
                                             BEIJING o HONG KONG o TOKYO
                                                  MELBOURNE o SYDNEY


                                                                   July 27, 2005

Taiwan Semiconductor Manufacturing Company Limited,
               No. 8, Li-Hsin Road 6,
           Science-Based Industrial Park,
                  Hsinchu, Taiwan.

Ladies and Gentlemen:

     We have acted as United States counsel to Taiwan Semiconductor Manufacturing Company Limited (the "Company") in connection with the offer of American Depositary Shares as described in the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company on the date hereof. We hereby confirm to you our opinion as set forth in the Registration Statement under the caption "Taxation -- United States Federal Income Taxation."

     We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Very truly yours,

                                   /s/ SULLIVAN & CROMWELL LLP




     Sullivan & Cromwell LLP is a registered limited liability partnership established under the laws of the State of New York.
  The personal liability of our partners is limited to the extent provided in such laws. Additional information is available upon request or at
                               www.sullcrom.com.